UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2013

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8    Other Events

Item 8.01     Other Events.

Medafor, Inc. posted a letter to its shareholders on its website on August 19, 2013 announcing that it had entered into a definitive merger agreement to be acquired by a third party.  A copy of the text of that letter, without the attachment, is attached to this Form 8-K.  CryoLife, Inc. owns 2,379,554 shares of Medafor common stock.  CryoLife’s carrying basis for the Medafor stock is $2,679,000. To the extent that the merger is completed and CryoLife receives in excess of its carrying basis for its Medafor shares, that amount will be recognized as Other Income.  CryoLife cautions its shareholders, however, that there is no guarantee that the merger will be consummated.  The Medafor letter states that the transaction is subject to approval of Medafor’s shareholders as well as certain regulatory authorities.  CryoLife has not had the opportunity to confirm any of the statements made in the attached letter or to review the merger agreement and is therefore unable to determine whether or not the statements made in the letter are accurate or whether there are additional contingencies in the agreement that could cause the transaction to fail to close or otherwise modify the terms of the transaction or the consideration to be received.

Section 9                      Financial Statements and Exhibits.
Item 9.01(d)                 Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number                                           Description

99.1	Letter from Medafor to its shareholders dated August 19, 2013 (without attachment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: August 20, 2013	By: /s/ D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

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